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[TORYS LETTERHEAD]



                                                               October 10, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

Ladies and Gentlemen:

         RE:      GERDAU AMERISTEEL CORPORATION
                  REGISTRATION STATEMENT ON FORM S-8

         We have acted as counsel to Gerdau Ameristeel Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 dated October 10, 2003 (the "S-8 Registration Statement"). In March 2003, AmeriSteel Corporation ("AmeriSteel") completed a merger with Gerdau Florida, Inc., an indirect wholly-owned subsidiary of the Company. As a result of the merger, all of the shares of AmeriSteel were converted into a right to receive
9.4617 common shares of the Company and all of the then outstanding options to acquire shares of AmeriSteel became options to acquire 9.4617 shares of the Company (the "Options"). The S-8 Registration Statement relates to the issuance of 2,662,000 common shares of the Company (the "Shares") on the exercise of the Options. This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         We have made those investigations and examined those documents and proceedings as we considered relevant for the purpose of giving the opinions expressed below, including examining:

         (a)      the articles and by-laws of the Company;

         (b) resolutions of the board of directors of the Company authorizing, among other things, the issuance of the Shares upon the conversion of the Options and the filing of the S-8 Registration Statement;

         (c) a certificate of status of the Company dated October 10, 2003 issued in respect of the Company pursuant to the Business Corporations Act (Ontario); and

         (d)      the S-8 Registration Statement,

         We have assumed the genuineness of all signatures, the authenticity of all documents


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submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that the documents referred to above continue to be accurate as of the date of this letter. We have relied upon the certificates referred to above with respect to the accuracy of factual matters contained in those certificates and upon oral statements and representations of officers or other representatives of the Corporation and others; we have not performed any independent check or verification of those factual matters. The opinions expressed below are limited to the laws of the Province of Ontario and the laws of Canada as applicable in Ontario and are based on legislation or regulations in effect on the date of this letter.

         Based and relying upon and subject to the foregoing, we are of the opinion that:

         1. The Company is incorporated and existing under the laws of the Province of Ontario.

         2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares upon the exercise of the Options.

         3.       Once the following events shall have occurred:

                  (a) the S-8 Registration Statement shall have become effective in accordance with the U.S. Securities Act of 1933, as amended;

                  (b) the Options shall have been exercised in accordance with their terms; and

                  (c) the applicable exercise price for the Options shall have been received by the Company,

the Shares will be validly issued and outstanding as fully paid and non-assessable shares of the Company.

         This opinion may be relied upon only by the party to whom it is addressed. It may not be relied upon by any other person or for any other purpose, nor may it be quoted in whole or in part, or otherwise referred to, without our prior written consent. This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.


                                        Sincerely,


                                        /s/ Torys LLP


KPL/JJS